Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-285761) and Form S-8 (Nos. 333-280821, 333-266201, 333-257211, 333-239325, 333-225449, 333-212781) of Nabors Industries Ltd. of our report dated February 27, 2025, with respect to the consolidated financial statements of Parker Drilling Company, which appears in this Current Report on Form 8-K/A of Nabors Industries Ltd.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 21, 2025